Exhibit 99.2

Exhibit 99.2

NEWS RELEASE

Date:                 March 14, 2006
Contact:           James R. Clarkson, President & C.E.O.
                          843-716-6101

FOR IMMEDIATE RELEASE

HCSB Financial Corporation Pays 3% Stock Dividend

Loris, South Carolina – At its regularly scheduled meeting on January 26, 2006, the Board of Directors of HCSB Financial Corporation voted to declare a 3% stock dividend payable to shareholders of record as of the close of business February 10, 2006. The dividend was paid on March 3, 2006. Shareholders were mailed checks for cash in lieu of fractional shares, and these payments were based on the recent trade price of the company’s common stock of which the Board of Directors was aware.

James R. Clarkson, President and Chief Executive Officer, said, “We are pleased to announce the payment of our thirteenth stock dividend over the last fourteen years. This was made possible by the company’s continued solid growth and overall performance and the confidence of the Board of Directors for our continued development and success.”

HCSB Financial Corporation is the parent company of Horry County State Bank, which has its headquarters in Loris, South Carolina.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities-Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, such as a downtown in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statement will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans or expectations contemplated by our company will be achieved. We undertake no obligations to publicly update or service any forward-looking statements, whether as a result of new information, future events, or otherwise.